Exhibit 3.142

ARTICLES OF ORGANIZATION

For use by Domestic Limited Liability Companies

ARTICLE I

The name of the limited liability company is:	[NAME]

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company if other than perpetual is:

ARTICLE IV

1.	The street address of the location of the registered office is:

One Woodward Avenue, Suite 2400,	Detroit, Michigan	48226

2.	The mailing address of the registered office if different than above:

3.	The name of the resident agent at the registered office is:	Gregory G. Drutchas

ARTICLE V (insert any desired additional provision authorized by the Act; attach additional pages if needed.

Signed the [date] day of [month], [year]

By:	/s/ [Signature]

[Name], Agent

CERTIFICAT OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies

1.	The name of the corporation or limited liability company is:

[Name]

2.	The identification number assigned by the Bureau is: [NUMBER]

3.	(a) The name of the resident agent on file with the Bureau is: HIQ CORPORATE SERVICES, INC.

(b) The location of the registered office on file with the Bureau is:

42180 FORD ROAD SUITE 101, CANTON, Michigan, 48178

(c) The location of the registered office on file with the Bureau is:

42180 FORD ROAD SUITE 101, CANTON, Michigan, 48178

ENTER IN ITEM 4 INFORMATION AS IT SHOULD NOW APPEAR IN THE PUBLIC RECORD

4.	(a) The name of the resident agent on file with the Bureau is: The Corporation Company.

(b) The address of the registered office is:

30600 Telegraph Road, Suite 2345, Bingham Farms, Michigan, 48178

(c) The mailing address of the registered office IF DIFFERENT THAN 4B is:

5.
The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: Its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABLIITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6.	The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature: /s/ Robert O. Stephenson	Type or Print Name and Title or Capacity: Robert O. Stephenson Chief Financial Officer	Date signed: 2/7/12